                                    CONSENT

     I hereby consent to be named as an Independent Trust Manager in the Registration Statement on Form S-11 and related Prospectuses for AMRESCO Capital Trust, a Texas real estate investment trust. I understand that in being so named certain information about me will be included in such Registration Statement and related Prospectuses.

                                                   /s/ BRUCE W. DUNCAN
                                            ------------------------------------
                                                      Bruce W. Duncan

Dated: April 13, 1998